JEFFRY A. DAVIS  (Bar No. 103299)
TROY ZANDER (Bar No. 167823)
KARLA A. LYON (Bar No. 185602)
GRAY CARY WARE & FREIDENRICH LLP
401 B Street, Suite 1700
San Diego, California  92101-4297
Telephone: 619-699-2810
Facsimile: 619-236-1048


Attorneys for
Debtor and Debtor in Possession
TriTeal Corporation

                         UNITED STATES BANKRUPTCY COURT

                         Southern District of California

In re                                        CASE NO. 99-03494-B11

TRITEAL CORPORATION, a                       DEBTOR IN POSSESSION'S AMENDED
Delaware corporation,                        PLAN OF LIQUIDATION DATED
                                             AUGUST 27, 1999
Debtor and
Debtor in Possession.                        Date:   October 15, 1999
                                             Time:   10:00 a.m.
Tax I.D. No. 33-0548924                      Dept:   4
                                             Judge:  Peter W. Bowie

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1

DEFINITIONS...................................................................1

         1.1      Administrative Expense......................................1

         1.2      Allowed Claim...............................................1

         1.3      Bankruptcy Code.............................................1

         1.4      Bankruptcy Court............................................2

         1.5      Bankruptcy Rules............................................2

         1.6      Business Day................................................2

         1.7      Cash........................................................2

         1.8      Chapter 11 Case.............................................2

         1.9      Claim.......................................................2

         1.10     Claims Bar Date.............................................2

         1.11     Class.......................................................2

         1.12     Confirmation................................................3

         1.13     Confirmation Order..........................................3

         1.14     Contested Claim.............................................3

         1.15     Contested Claim Amount......................................3

         1.16     Contested Claims Reserves...................................3

         1.17     Debtor......................................................3

         1.18     Disallowed Claim............................................3

         1.19     Disclosure Statement........................................3

         1.20     Effective Date..............................................4

         1.21     Estate......................................................4

         1.22     Final Order.................................................4

         1.23     Indemnity Claims............................................4

         1.24     Interests...................................................4

                               TABLE OF CONTENTS

                                  (Continued)
                                                                            Page
                                                                            ----

         1.25     Petition Date...............................................4

         1.26     Plan........................................................4

         1.27     Plan Interest...............................................4

         1.28     Priority Claims.............................................4

         1.29     Professional Persons........................................5

         1.30     Pro Rata....................................................5

         1.31     Secured Claim...............................................5

         1.32     Unsecured Claim.............................................5

Section 2

DESIGNATION AND TREATMENT OF UNCLASSIFIED CLAIMS..............................5

         2.1      Unclassified Claims.........................................5

                  2.2.1   Administrative Expenses.............................5

                  2.2.2   Priority Tax Claims.................................5

         2.3      Treatment...................................................5

                  2.3.1   Administrative Expense..............................5

                  2.3.2   Priority Tax Claims.................................6

Section 3

DESIGNATION AND TREATMENT OF IMPAIRED AND UNIMPAIRED
     CLASSES..................................................................6

         3.1      Designation of Unimpaired Classes...........................6

                  3.1.1   No Impaired Classes of Claims and
                              Equity Interests................................6

                  3.1.2   Classification and Treatment of
                              Classes of Claims and Interests.................6

                           (a)      Class 1...................................6

                           (b)      Class 2...................................7

                           (c)      Class 3...................................8

                               TABLE OF CONTENTS

                                  (Continued)
                                                                            Page
                                                                            ----

                           (d)      Class 4...................................9

                           (e)      Class 5...................................9

Section 4

MEANS FOR IMPLEMENTATION.....................................................10

         4.1      Liquidation of Assets......................................10

         4.2      Responsible Person.........................................10

                  4.2.1   Designation of Responsible Person..................10

                  4.2.2   Compensation of Responsible Person.................10

                  4.2.3   Authority and Duties of Responsible Person.........10

                  4.2.4   Guaranty or Fiduciary Bond.........................11

                  4.2.5   Professionals......................................11

                  4.2.6   Removal of Responsible Person......................11

         4.3      Monies of the Estate.......................................12

         4.4      Expedited Procedure for Compromise of
                  Controversies and Sale or Abandonment of Assets............12

         4.5      Compensation and Reimbursement of Professional
                  Persons....................................................13

         4.6      Condition for Payment on Class 5 Claims....................13

         4.7      Unclaimed Distributions....................................13

Section 5

EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....................................14

         5.1      Rejection of Executory Contracts and Unexpired
                  Leases.....................................................14

         5.2      Rejection Claims...........................................14

Section 6

PROOFS OF CLAIM AND INTEREST; OBJECTIONS.....................................14

         6.1      Proofs of Claim............................................14

                               TABLE OF CONTENTS

                                  (Continued)
                                                                            Page
                                                                            ----

         6.2      Time for Filing Objections.................................14

         6.3      Contested Claims Reserve...................................14

Section 7

RESERVATION OF POWERS........................................................15

Section 8

MODIFICATION OF THE PLAN.....................................................15

Section 9

RETENTION OF JURISDICTION....................................................15

Section 10

EFFECT OF ORDER OF CONFIRMATION..............................................16

Section 11

DEFAULT......................................................................16

         11.1     Events of Default..........................................16

         11.2     Consequences of Default....................................17

Section 12

MATTERS CONCERNING THE UNITED STATES TRUSTEE.................................17

Section 13

EXCULPATION AND LIMITATION OF LIABILITY......................................17

Section 14

MISCELLANEOUS................................................................19

         14.1     Headings...................................................19

         14.2     Singular/Plural............................................19

         14.3     Gender.....................................................19

         14.4     Notices....................................................19

         14.5     Reservation of Rights......................................20

          TriTeal Corporation, a Delaware corporation, debtor and debtor in possession in the above-captioned case (the "Debtor"), hereby proposes this Plan of Liquidation (the "Plan").

                                   SECTION 1

                                   DEFINITIONS

          The capitalized terms used herein shall have the respective meanings set forth below.


          TriTeal Corporation, a Delaware corporation, debtor and debtor in possession in the above-captioned case (the "Debtor"), hereby proposes this Plan of Liquidation (the "Plan").

                                   SECTION 1

                                   DEFINITIONS

          The capitalized terms used herein shall have the respective meanings set forth below.

     1.1 "ADMINISTRATIVE EXPENSE" means any cost or expense of administration of the Chapter 11 Case entitled to priority in accordance with the provisions of sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, all allowances of compensation and reimbursement of costs and expenses to Professional Persons, as approved by a Final Order of the Bankruptcy Court; and any fees or charges assessed against the Estate under Chapter 123 of Title 28 of the United States Code.

     1.2 "ALLOWED CLAIM" means (i) a Claim against the Debtor, proof of which was timely filed on or before the Claims Bar Date, as to which no objection has been interposed; or (ii) if no proof of Claim has been filed, but the Claim has been scheduled by the Debtor as liquidated in amount and not disputed or contingent, or is a Secured Claim and as to which no objection has been interposed; or (iii) a Claim as to which any objection has been interposed, to the extent such Claim has been allowed in whole or in part by a Final Order.

     1.3 "BANKRUPTCY CODE" means title 11 of the United States Code, as amended from time to time.

/////

     1.4 "BANKRUPTCY COURT" means the United State Bankruptcy Court for the Southern District of California.

     1.5 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure as applicable to the Debtor's Chapter 11 Case.

     1.6 "BUSINESS DAY" means any day that is not a Saturday, Sunday or legal holiday as identified in Federal Rule of Bankruptcy Procedure 9006.

     1.7 "CASH" means United States currency and cash equivalents, including but not limited to any check or other similar negotiable instrument.

     1.8 "CHAPTER 11 CASE" means the case filed by the Debtor on April 2, 1999 under Chapter 11 of the Bankruptcy Code and Case No. 99-03494-B11 pending in the Bankruptcy Court.

     1.9 "CLAIM" means any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.


     1.10 "CLAIMS BAR DATE" means the last date by order of the Bankruptcy Court any creditor may file a proof of claim, May 17, 1999.

     1.11 "CLASS" means any Class into which Claims or Interests are classified pursuant to the Plan.

     1.12 "CONFIRMATION" means the date of entry of the Confirmation Order on the Bankruptcy Court's docket.

     1.13 "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan.

     1.14 "CONTESTED CLAIM" means any Claim that is not an Allowed Claim.

     1.15 "CONTESTED CLAIM AMOUNT" means the asserted amount of a Contested Claim as to which a proof of Claim was timely filed and which has not been disallowed or estimated for purposes of distribution by an order of the Bankruptcy Court; PROVIDED, HOWEVER, that the Contested Claim Amount shall be zero for any Claims as to which a proof of Claim was not timely filed on or before the Claims Bar Date and which was not scheduled by the Debtor as an undisputed, liquidated, noncontingent Claim.

     1.16 "CONTESTED CLAIMS RESERVES" means the property which may be reserved by the Debtor for the benefit of holders of Contested Claims, representing the total sum of the Contested Claims, plus an adequate amount to pay Plan Interest on account of such Contested Claims. The Contested Claims Reserves will be maintained for each Contested Claim until such Contested Claim becomes an Allowed Claim or a Disallowed Claim.

     1.17 "DEBTOR" means TriTeal Corporation, a Delaware corporation.

     1.18 "DISALLOWED CLAIM" means that portion of a Claim that is disallowed by a Final Order by the Bankruptcy Court.

     1.19 "DISCLOSURE STATEMENT" means the Disclosure Statement for the Plan as approved by the Bankruptcy Court.

/////

     1.20 "EFFECTIVE DATE" means the eleventh (11th) Business Day after the Confirmation Date.

     1.21 "ESTATE" means all interests of the Debtor in property as defined by section 541 of the Bankruptcy Code.

     1.22 "FINAL ORDER" means an order or judgment of a court of competent jurisdiction, including the Bankruptcy Court and the United States District Court for the Southern District of California, which is no longer subject to appeal or certiorari proceeding and as to which no appeal or certiorari proceeding is pending.

     1.23 "INDEMNITY CLAIMS" means a Claim arising out of Debtor's indemnity obligations to its former officers, directors and employees pursuant to the Debtor's bylaws, individual indemnification agreements and/or section 28.02 of the California Labor Code and section 145 of the Delaware Corporations Code.

     1.24 "INTERESTS" means stock or other ownership interests in the Debtor.

     1.25 "PETITION DATE" means April 2, 1999.

     1.26 "PLAN" means this Chapter 11 Plan of Liquidation for the Debtor, as it may be modified from time to time, and all exhibits and schedules thereto.

     1.27 "PLAN INTEREST" means interest at the federal judgment rate applicable to judgments entered by the United States District Courts on the Petition Date, such Plan Interest to accrue and be paid on account of Allowed Class 2, 3(a), 3(b) and 4 Claims from the Petition Date until such Allowed Claim is paid.

     1.28 "PRIORITY CLAIMS" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code.

     1.29 "PROFESSIONAL PERSONS" means persons employed pursuant to section 327 or section 1103 of the Bankruptcy Code.

     1.30 "PRO RATA" means the proportion that the amount of a Claim or Equity Interest in a particular Class bears to the aggregate amount of all Claims or Equity Interests in such Class.

     1.31 "SECURED CLAIM" means a Claim secured by a lien on property of the Estate or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the holder of such Claim's interest in the Estate's interest in such property, or to the extent of the amount subject to offset.

     1.32 "UNSECURED CLAIM" means a Claim, other than Administrative Expenses, Priority Claims or Secured Claims.

                                   SECTION 2
                    DESIGNATION AND TREATMENT OF UNCLASSIFIED
                                     CLAIMS


     2.1 UNCLASSIFIED CLAIMS are as follows:

          2.1.1 ADMINISTRATIVE EXPENSES. Allowed Administrative Expenses as defined above.

          2.1.2 PRIORITY TAX CLAIMS. Allowed Claims entitled to priority pursuant to Bankruptcy Code section 507(a)(8) (certain claims of taxing authorities).

     2.2 TREATMENT.

          2.2.1 ADMINISTRATIVE EXPENSE. Except to the extent that a holder has agreed to a different treatment of such Claim, each holder of an Allowed Administrative Expense shall be paid in Cash the allowed amount of such Claim on the later of (a) the Effective Date, or (b) upon entry of a noncontested order allowing such Administrative Expense Claim, or (c) if such Administrative Expense Claim is contested, when the order approving such Administrative Expense Claim becomes a Final Order.

          2.2.2 PRIORITY TAX CLAIMS. Except to the extent that the holder has agreed to different treatment of such Claim, each holder of an allowed Priority Tax Claim shall be paid in Cash the allowed amount of such Claim, plus Plan Interest, on the later of the Effective Date or ten (10) days after an order approving such Claim becomes a Final Order.

                                   SECTION 3
                    DESIGNATION AND TREATMENT OF IMPAIRED AND

                              UNIMPAIRED CLASSES.

     3.1 DESIGNATION OF UNIMPAIRED CLASSES.

          3.1.1 NO IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS. No classes are impaired under the Plan. All classes are unimpaired.

          3.1.2 CLASSIFICATION AND TREATMENT OF CLASSES OF CLAIMS AND INTERESTS. The following is a description of all Classes of Claims and Interests other than the Unclassified Claims, and their treatment under the Plan.

               (a) CLASS 1.

                    (i) CLASSIFICATION. Class 1 consists of any Secured Claim which is an Allowed Claim. If any Secured Claims exist, each Secured Claim will be separately classified under Class 1 as Class 1(a), 1(b), etc.

                         (1) Class 1(a) -- EOP Operating Limited Partnership
("EOP"). EOP was the Debtor's landlord on a facility lease located at 17 New England Executive Park, Burlington, MA 01803. EOP holds a security deposit in the amount of $20,308.00.

                         (2) Class 1(b) -- PT Carlsbad Associates. PT Carlsbad
Associates ("Carlsbad") was the Debtor's landlord on three facility leases located at 2011 Palomar Airport Road, No. 200, Nos. 201/203, and No. 300, Carlsbad, CA 92009. Carlsbad holds a security deposit in the amount of $213,547.27.

                         (3) Class 1(c) -- Fairborn Morris was the Debtor's
landlord on a facility lease located at Unit 8, Shaftesbury Court, Slough, United Kingdom. Fairborn Morris holds a security deposit in the amount of $19,400.23.

                    (ii) TREATMENT. Each Class 1 claimant shall be paid in full in accordance with the terms of the agreements between the Debtor and the holder of such Class 1 Claim, but only up to the amount of such holder's security deposit. Any portion of such holder's claim which exceeds the security deposit shall be treated and paid as a Class 3 Claim. Each holder of a Class 1 Claim will be entitled to retain any lien, security interest or collateral securing such Claim until that holder's Class 1 Claim is paid in full. Unless a material prepayment penalty would be incurred, the Debtor will pay all Class 1 Claims in full on the Effective Date. If a material prepayment penalty would be incurred, the Debtor will pay such Claim in accordance with the agreements between the Debtor and the Class 1 Claim holder. Class 1 is unimpaired.

               (b) CLASS 2.

                    (i) CLASSIFICATION. Class 2 consists of Claims for wages or vacation pay accrued and owing as of the Petition Date entitled to priority pursuant to Bankruptcy Code section 507(a)(3). Class 2 is unimpaired.

                    (ii) TREATMENT. Except to the extent that the holder has agreed to a different treatment of such Claim, each holder of an allowed Class 2 Claim shall be paid in Cash the allowed amount of such Claim, plus Plan Interest, on the later of the Effective Date or ten (10) days after an order allowing such Claim becomes a Final Order.

               (c) CLASS 3.

                    (i) CLASSIFICATION. Class 3 consists of all Unsecured Claims of the Debtor not entitled to priority under the Bankruptcy Code, including contingent, disputed and unliquidated Claims, but not including Claims for indemnity which may be filed by the Debtor's former officers, directors and employees. Class 3 is unimpaired.

                    (ii) Class 3(a) consists of all Class 3 Claims held by Claimants who filed a proof of claim prior to the Claims Bar Date.

                    (iii) Class 3(b) consists of all Class 3 Claims held by Claimants who filed a proof of claim after the Claims Bar Date, but prior to Confirmation.

                    (iv) TREATMENT. Except to the extent that the holder has agreed to a different treatment of such Claim, each holder of an allowed Class 3(a) and 3(b) Claim shall be paid in Cash the allowed amount of such Claim, plus Plan Interest, on the later of the Effective Date or ten (10) days after an order approving such Claim becomes a Final Order. Class 3(a) Claims will have priority over Class 3(b) Claims.

               (d) CLASS 4.

                    (i) CLASSIFICATION. Class 4 consists of all holders of Indemnity Claims which have become Allowed Claims. Class 4 is unimpaired.

                    (ii) TREATMENT. Each holder of an allowed Class 4 Claim shall be paid in Cash the allowed amount of such Claim, plus Plan Interest, on the later of the Effective Date or ten (10) days after an order approving such Claim becomes a Final Order and after payments to the unclassified classes, Classes 1, 2, 3(a) and 3(b).

               (e) CLASS 5.

                    (i) CLASSIFICATION. Class 5 consists of all holders of Interests as reflected in the Debtor's books and records as of 30 days prior to the Effective Date. Class 5 is unimpaired.

                    (ii) TREATMENT. Each holder of an allowed Class 5 Claim will be entitled to a Pro Rata distribution of all remaining Cash of the Estate after payments to the unclassified classes, and Classes 1, 2, 3(a), 3(b) and 4. Upon the Effective Date, seventh-five percent (75%) of the Cash remaining in the Estate after payment to the unclassified classes and Classes 1, 2, 3(a), 3(b) and 4, and funding the Contested Claims Reserves, shall be distributed Pro Rata to holders of Allowed Class 5 Interests. However, Class 5 Claims will not be entitled to a distribution until each Class 4 Claim has become an Allowed Claim, a Disallowed Claim, has been provided for in full within the Contested Claims Reserves by an agreement between the Debtor and the Indemnity Claimant or estimated for purposes of distribution by an order of the Bankruptcy Court. After all the Debtor's assets are liquidated into Cash and all other classes have been paid in accordance with the Plan, each holder of a Class 5 Claim will be paid a Pro Rata distribution of the remaining Cash.

                                   SECTION 4
                            MEANS FOR IMPLEMENTATION

     4.1 LIQUIDATION OF ASSETS. All assets of the Estate shall be liquidated into Cash by the Debtor. As to any asset or group of assets with a fair market value of less than $50,000, the Debtor may use such reasonable means for the liquidation of its assets as it may, in its discretion, determine, without the necessity of a court order or notice to parties in interest. The sale of any assets or group of assets with a fair market value of $50,000 or more shall be subject to approval of the Bankruptcy Court after notice to holders of Contested Claims, Class 4 Claims and Class 5 Interests who have requested such notice by written request to the Debtor's counsel.

     4.2 RESPONSIBLE PERSON.

          4.2.1 DESIGNATION OF RESPONSIBLE PERSON. Jeffrey G. Black shall continue as the Debtor's Responsible Person.

          4.2.2 COMPENSATION OF RESPONSIBLE PERSON. The Responsible Person shall be paid as an independent contractor at the rate of $75.00 per hour, but may utilize the services of independent contractors to perform such duties as will be beneficial to the Estate.

          4.2.3 AUTHORITY AND DUTIES OF RESPONSIBLE PERSON. The Responsible Person shall do all things necessary and appropriate to administer the Estate and to assist the Debtor in fulfilling the duties and obligations of the Debtor under the Plan. Such duties and obligations include, without limitation, liquidation of the remaining assets of the Estate, making distributions pursuant to the Plan, prosecution of any action for the benefit of the Estate, supervision of the preparation and filing of all necessary tax returns and moving for the entry of a final decree.

          4.2.4 GUARANTY OR FIDUCIARY BOND. Prior to the Effective Date, the Responsible Person shall obtain a guaranty or fiduciary bond for all of the Cash held by the Estate at that time. Such guaranty bond shall be paid for out of funds of the Estate. The amount of such guaranty or fiduciary bond may be reduced after the initial distribution to occur on the Effective Date to an amount equal to the highest amount estimated by the Responsible Person to come within his control for the remainder of the period necessary to fully consummate the Plan.

          4.2.5 PROFESSIONALS. The Debtor is authorized to retain, employ and utilize such professionals as may be necessary without further approval of the Bankruptcy Court.

          4.2.6 REMOVAL OF RESPONSIBLE PERSON. The
Responsible Person may be removed by the Bankruptcy Court for cause upon the noticed motion of any party in interest served upon the Responsible Person and counsel to the Debtor. In such event, or in the event of the Responsible Person's resignation, the Bankruptcy Court shall select an individual to serve as the successor Responsible Person.

/////

     4.3 MONIES OF THE ESTATE. The Debtor shall maintain the Cash of the Estate in an interest-bearing account or any deposit or investments authorized by section 345 of the Bankruptcy Code or the Bankruptcy Court.

     4.4 EXPEDITED PROCEDURE FOR COMPROMISE OF CONTROVERSIES AND SALE OR ABANDONMENT OF ASSETS. Subject to the notice procedures set forth in this section, the Debtor is authorized to (i) enter into binding compromises and to settle and liquidate any cause of action of the Debtor, (ii) sell the remaining assets of the Debtor as described in section 4.1, and (iii) abandon property of the Estate which the Debtor determines to be burdensome or of inconsequential benefit to the Estate. The Debtor shall mail written notice of any such compromise, disposition or abandonment to those parties who have filed, after Confirmation, a written request that all notices be mailed to them. If the Debtor does not receive any written notice of an objection and demand for a hearing on the compromise, disposition or abandonment within fifteen (15) days of the mailing of such notice, the Debtor shall submit an order to the Bankruptcy Court for its approval. Upon Final Order of the Bankruptcy Court, the compromise, disposition or abandonment shall be effective, final and binding on all parties in interest. If timely notice of an objection to the compromise, disposition or abandonment is received by the Debtor, the Debtor shall (i) withdraw the proposed compromise, disposition or abandonment wherein it will be without force and effect, or (ii) move for the approval of the compromise, disposition or abandonment by the Bankruptcy Court on notice to

/////
all parties who have filed, after Confirmation, a written request that all notices be mailed to them.


     4.5 COMPENSATION AND REIMBURSEMENT OF PROFESSIONAL PERSONS. All professionals retained by the Debtor shall be entitled to payment of their post-Confirmation fees and reimbursement of expenses on a monthly basis. Professionals shall mail or deliver a detailed statement of unpaid fees and expenses to the Responsible Person and counsel to the Debtor. If there is no objection to the requested fees and expenses within ten (10) days of mailing or delivery of the detailed statement of unpaid fees and expenses, the Responsible Person shall pay the requested amount in full. If any party objects to a portion of the fees or expenses submitted by any professional, the Debtor shall pay the undisputed portion of such fees and expenses and shall reserve monies in the amount of the disputed fees and expenses pending resolution of said objection by
(i) agreement between the professional requesting such fees and expenses and the disputing party, or (ii) resolution of the disputed amount by the Bankruptcy Court pursuant to a Final Order. Professionals shall not otherwise be required to file applications for Bankruptcy Court approval of post-Confirmation fees and expenses.

     4.6 CONDITION FOR PAYMENT ON CLASS 5 CLAIMS. Prior to any distribution to a Class 5 Claim holder, such Claim holder must surrender his/her stock certificates which evidence his/her Interests to the Debtor.

     4.7 UNCLAIMED DISTRIBUTIONS. Any checks issued by the Debtor that remain unclaimed or unnegotiated for ninety (90) days following distribution or are returned for reasons other than the absence of a current or correct address (unless a current or correct address cannot be determined after reasonable inquiry) shall become the property of the Debtor and shall be added to and treated as part of the Estate, and the Claim of the payee of such check shall be deemed satisfied.

                                   SECTION 5
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     5.1 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases, not previously assumed or rejected, are rejected.

     5.2 REJECTION CLAIMS. Rejection claims shall be classified as Class 3(a) Claims. The holder of any Claim arising from the rejection of an executory contract or unexpired lease shall file with the Bankruptcy Court, and serve on the Debtor's counsel, a proof of claim relative to such rejection Claim prior to Confirmation or be forever barred from asserting any such Claim or receiving any payment on account of such Claim.

                                   SECTION 6
                    PROOFS OF CLAIM AND INTEREST; OBJECTIONS

     6.1 PROOFS OF CLAIM. All proofs of claim not filed prior to Confirmation, or rejection claims filed after Confirmation, shall be deemed disallowed unless and until determined to be Allowed Claims by Final Order of the Bankruptcy Court.

     6.2 TIME FOR FILING OBJECTIONS. Any objection to any Claim may be filed at any time prior to the Effective Date.

     6.3 CONTESTED CLAIMS RESERVE. The Debtor will segregate and hold all payments otherwise on account of any Contested

/////

Claim. Contested Claims will be paid when such Claim becomes an Allowed Claim.

                                    SECTION 7
                             RESERVATION OF POWERS

          Nothing in the Plan shall be deemed to constitute a waiver of the powers of the Debtor as a debtor in possession under the Bankruptcy Code, the Bankruptcy Rules or the local rules of the Bankruptcy Court, and the Debtor shall retain after the Effective Date, all powers granted by the Bankruptcy Code, the Bankruptcy Rules and the local rules of the Bankruptcy Court, including, without limitation, those with respect to preferences, fraudulent transfers and obligations, avoidance of liens on property of the Debtor, recovery of property, and objections to, and/or subordination of, Claims and Interests.

                                   SECTION 8
                            MODIFICATION OF THE PLAN

          The Debtor may propose amendments to or modifications of the Plan under section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019 at any time prior to the conclusion of the hearing on confirmation of the Plan. After the Confirmation Date, the Debtor may modify the Plan in accordance with section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019.

                                   SECTION 9
                            RETENTION OF JURISDICTION

          The Bankruptcy Court shall retain jurisdiction of this Chapter 11 Case to the full extent allowed under 28 U.S.C. ss. 1334 including, but not limited to, jurisdiction (a) to determine the allowance or disallowance of Claims and Interests, (b) to hear and determine proceedings initiated before or after

Confirmation regarding the avoidance of liens or transfers, recovery of property and subordination of Claims and Interests, (c) to fix and approve allowance of compensation to Professional Persons and other Administrative Expenses, including, if appropriate, payments to be made in connection with the Plan, (d) to adjudicate controversies arising from the terms of the Plan, (e) for the purpose of modifications of or amendments to the Plan to the extent permitted by section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, (f) to enforce or interpret the provisions of the Plan, the Confirmation Order or any order entered by the Bankruptcy Court in the Chapter 11 Case, (g) to facilitate the consummation of the Plan, including to consider whether to approve sales or compromises as required in the Plan, and (h) for such other matters as may be set forth in the Plan or the Confirmation Order.

                                   SECTION 10
                        EFFECT OF ORDER OF CONFIRMATION

          The effect of the Confirmation Order shall be as provided in section 1141 of the Bankruptcy Code. The provisions of the confirmed Plan shall bind the Debtor, and any creditor or equity security holder, whether or not such creditor or equity security holder has filed a proof of claim or interest.


                                   SECTION 11
                                    DEFAULT

     11.1 EVENTS OF DEFAULT. The failure to make Plan payments to any holder of an Allowed Claim or Allowed Interest as provided for under the Plan, shall be an event of default under the Plan; PROVIDED, HOWEVER, that no default shall be deemed to have occurred if such missed payment is made within thirty (30) days of the date written notice of the missed payment is provided to the Debtor.

     11.2 CONSEQUENCES OF DEFAULT. If an event of default occurs and is not cured within the period provided for, any holder of an Allowed Claim or Allowed Interest may immediately pursue its rights and remedies under applicable nonbankruptcy law including, but not limited to, instituting levy or foreclosure proceedings, judicial or nonjudicial, in accordance with applicable nonbankruptcy law. Except as otherwise provided by this Plan, post-Confirmation, no further order of the Bankruptcy Court shall be required before any such holder may exercise its rights under this paragraph.


                                   SECTION 12
                  MATTERS CONCERNING THE UNITED STATES TRUSTEE

          Quarterly fees shall be paid by the Debtor to the United States Trustee after Confirmation to the extent required by 28 U.S.C. ss. 1930(a)(6).


                                   SECTION 13
                     EXCULPATION AND LIMITATION OF LIABILITY

          Except as otherwise provided in the Plan, the Debtor and the Responsible Person, and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, or agents and any of such parties' successors and assigns, shall not have or incur, and are under the Plan released from, any claim, obligation, cause of action or liability to one another or to any Creditor or Interest holder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Debtor's Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. The limited releases discussed above have no effect on any individual direct claims of former and current shareholders with regard to the pre-petition conduct or pre-petition liabilities of any of the individuals or entities referred to above to the extent such claims are not property of the Estate.

          Notwithstanding any other provision of the Plan, no holder of a Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, have any right of action against the Debtor, or the Responsible Person or any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, or agents or such parties' successors and assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation


/////
of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.


                                   SECTION 14
                                 MISCELLANEOUS

     14.1 HEADINGS. The headings contained in the Plan are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of the Plan.

     14.2 SINGULAR/PLURAL. All references in the Plan to the singular shall be construed to include references to the plural and vice versa.

     14.3 GENDER. All references in the Plan to any one of the masculine, feminine or neutral genders shall be deemed to include references to both other such genders.

     14.4 NOTICES. All notices required or permitted to be made in accordance with the Plan shall be in writing and shall be delivered personally or by first class mail as follows:

                If to the Debtor:

                Jeffrey G. Black, Responsible Person
                TriTeal Corporation
                2075 Bravado Street
                Vista, CA  92083

                Counsel for the Debtor:

                Jeffry A. Davis, Esq.
                Gray Cary Ware & Freidenrich LLP
                401 B Street, Suite 1700
                San Diego, CA 92101-4297

and if to a holder of an Allowed Claim or an Allowed Interest at the address set forth in its proof of claim or interest filed with the Bankruptcy Court, or if none, at its address set forth in the schedules. Notices shall be deemed given when delivered or mailed. Any entity may change the address at which such entity is to receive notices under the Plan by sending written notice, pursuant to the provisions of this section, to the entity to be charged with knowledge of such change and filing such notice with the Bankruptcy Court.

     14.5 RESERVATION OF RIGHTS. Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking by any party in interest of any action with respect to the Plan, shall (a) be or be deemed to be an admission against interest, and (b) until the Effective Date, be or be deemed to be a waiver of any rights any party in interest may have (i) against any other party in interest, or (ii) in any of the assets of any other party in interest, and, until the Effective Date, all such rights are specifically reserved. In the event that the Plan is not confirmed or fails to become effective, neither the Plan nor the Disclosure Statement nor any statement contained in the Plan or in the Disclosure Statement may be used or relied upon in any manner in any suit, action, proceeding or controversy within or without this Chapter 11 Case involving the Debtor, except with respect to confirmation of the Plan.

Dated:  August 27, 1999                TRITEAL CORPORATION,
                                       a Delaware corporation
                                       Debtor and Debtor in Possession

                                       By: /S/ JEFFREY G. BLACK
                                          ---------------------------------
                                          Jeffrey G. Black
                                          Responsible Person

/S/ JEFFRY A. DAVIS
----------------------------------
JEFFRY A. DAVIS
GRAY CARY WARE & FREIDENRICH LLP
Attorneys for Debtor and
Debtor in Possession